1Nuveen Churchill Direct Lending Corp. | 06 August 2026 NYSE: NCDL Nuveen Churchill Direct Lending Corp. (NCDL) Second Quarter 2026 Earnings

Past performance is not a guarantee of future results. See endnotes for additional information. Disclosure 2Nuveen Churchill Direct Lending Corp. | This presentation is for informational purposes only. It does not convey an offer of any type and is not intended to be, and should not be construed as, an offer to sell, or the solicitation of an offer to buy, any securities of Nuveen Churchill Direct Lending Corp. (the “Company,” “NCDL,” “we,” “us” or “our”). Any such offering can be made only at the time an offeree receives a prospectus relating to such offering and other operative documents which contain significant details with respect to risks and should be carefully read. In addition, the information in this presentation is qualified in its entirety by reference to the more detailed discussions contained in the Company’s public filings with the Securities and Exchange Commission (the “SEC”), including without limitation, the risk factors. Nothing in this presentation constitutes investment advice. You or your clients may lose money by investing in the Company. The Company is not intended to be a complete investment program and, due to the uncertainty inherent in all investments, there can be no assurance that the Company will achieve its investment objective. The information contained herein is not intended to provide, and should not be relied upon for, accounting, legal or tax advice or investment recommendations. Prospective investors should also seek advice from their own independent tax, accounting, financial, investment and legal advisors to properly assess the merits and risks associated with an investment in the Company in light of their own financial condition and other circumstances. These materials and the presentations of which they are a part, and the summaries contained herein, do not purport to be complete and no obligation to update or otherwise revise such information is being assumed. Nothing shall be relied upon as a promise or representation as to the future performance of the Company. Such information is qualified in its entirety by reference to the more detailed discussions contained elsewhere in the Company’s public filings with the SEC. An investment in the Company is speculative and involves a high degree of risk. There can be no guarantee that the Company’s investment objective will be achieved. The Company may engage in other investment practices that may increase the risk of investment loss. An investor could lose all or substantially all of his, her or its investment. The Company may not provide periodic valuation information to investors, and there may be delays in distributing important tax information. The Company’s fees and expenses may be considered high and, as a result, such fees and expenses may offset the Company’s profits. For a summary of certain of these and other risks, please see the Company’s public filings with the SEC. There is no guarantee that any of the estimates, targets or projections illustrated in these materials and any presentation of which they form a part will be achieved. Any references herein to any of the Company’s past or present investments or its past or present performance, have been provided for illustrative purposes only. It should not be assumed that these investments were or will be profitable or that any future investments by the Company will be profitable or will equal the performance of these investments. Diversification of an investor’s portfolio does not assure a profit or protect against loss in a declining market. Opinions expressed reflect the current opinions of the Company as of the date appearing in the materials only and are based on the Company’s opinions of the current market environment, which is subject to change. Certain information contained in the materials discusses general market activity, industry or sector trends, or other broad-based economic, market or political conditions and should not be construed as research or investment advice. There can be no assurances that any of the trends described herein will continue or will not reverse. Past events and trends do not imply, predict or guarantee, and are not necessarily indicative of, future events or results. This presentation includes historical information and “forward-looking statements” with respect to the business and investments of NCDL, including, but not limited to, statements about NCDL’s future performance and financial performance and financial condition, which involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about us, our current and prospective portfolio investments, our industry, our beliefs, and our assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts,” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond NCDL’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation, the risks, uncertainties and other factors identified in NCDL’s filings with the Securities and Exchange Commission, including changes in the financial, capital, and lending markets; changes in the interest rate environment and its impact on NCDL’s business, its financial condition, and its portfolio companies; the uncertainty associated with the imposition of tariffs and trade barriers and changes in trade policy, and its impact on NCDL’s portfolio companies and the general economy; the impact of geopolitical conditions; general economic, political and industry trends and other external factors, and the dependence of NCDL’s future success on the general economy and its impact on the industries in which it invests; and other risks, uncertainties and other factors we identify in the section entitled “Risk Factors” in NCDL’s most recent Annual Report on Form 10-K, which is accessible on the SEC’s website at www.sec.gov. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which NCDL makes them. NCDL does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law. We have based the forward-looking statements included in this presentation on information available to us on the date of this presentation, and we assume no obligation to update any such forward-looking statements. Should NCDL’s estimates, projections and assumptions or these other uncertainties and factors materialize in ways that NCDL did not expect, actual results could differ materially from the forward-looking statements in this presentation. All capitalized terms in the presentation have the same definitions as the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026. Please see endnotes at the end of this presentation for additional important information.

Past performance is not a guarantee of future results. See endnotes for additional information. 3Nuveen Churchill Direct Lending Corp. | 2Q'26 Highlights Net Investment Income Per Share ($0.41) • Calculated based on WAVG shares outstanding throughout 2Q'26 (No Activity during Q1) • Investment Income decreased ~ (7.5)% QoQ ◦ WAVG Yield, at Cost, decreased to 9.3% from 9.3% QoQ. ◦ Investment Balance flat (Funded debt up 20MM QoQ ( $1.9B O/S from $2.0B O/S). • Expenses decreased (8.0)% QoQ primarily driven by decrease in incentive fees (due to cap) Net Income Per Share ($0.07) • Calculated based on WAVG shares outstanding throughout 1Q’25 - no change from 12/31 • Net Investment Income per share of $0.41 • Net realized and unrealized per share $(0.34) ◦ Notable U/R Losses ▪ Spartech ($1.6M /$.03/share) ▪ Covercraft ($1.1M /$.02/share) ▪ Other Watchlist & Management Notice names ($3.0M / $.06/ share) [Spartech and Covercraft excluded] ◦ Realized Gains & Losses ▪ $(11.26) Realized gain three months ended ▪ Losses in Q2’25 were due to restructure of TJC Spartech NAV Per Share ($17.19) • Calculated based on shares outstanding as of 06/30 • Decreases due to NII of $0.41, while distributing $0.38, with net Unrealized & Realized Gain/Losses of $(0.34) Annual ROE on NII (9.6%) Annual ROE on NI (1.7%) • based on shares outstanding as of 06/30 • NII came in at $0.41 for the quarter, down from $0.44 in 4Q'25 ◦ Adjusted $0.43 per share based on CLO 2 one time fee • Net Income per share $0.18 down from $0.32 4Q'25, driven by increased net realized and unrealized losses of $(0.23) per share versus $(0.12) in the prior quarter • NAV per share declined to $17.50 from $17.72 • Annualized ROE on NII of 9.4% (vs. 9.8% in 4Q'25) and ROE on net income of just 4.1% (vs. 7.2% in 4Q'25) • The quarterly distribution structure shifted: the $0.45 regular distribution was reduced to $0.36 regular plus a $0.04 supplemental • Leverage ticked up: debt-to-equity rose to 1.32x from 1.27x, and net debt-to-equity moved to 1.26x from 1.20x. • Non-accruals increased to five companies (0.6% at fair value) from four companies (0.5%) in 4Q'25 — one new addition during the quarter -Quantrix 2Q'26 earnings • Net investment income per share: $0.41 (vs. $0.41 in 1Q'26)1 • Net increase in net assets resulting from operations per share: $0.07 (vs. $0.18 in 1Q'26)1 • Net asset value per share: $17.19 (vs. $17.50 at March 31, 2026) • Annualized ROE on net investment income: 9.6%2; annualized ROE on net income: 1.7%3 • Paid a regular distribution of $0.36 and supplemental distribution of $0.02 per share for 2Q'26 on July 28, 2026 Portfolio & credit quality • Focused on investing in core U.S. middle market companies backed by private equity sponsors • $1.9B portfolio4 invested across 244 portfolio companies with a weighted average asset yield of 9.4%5 • Primarily comprised of first lien debt and is well diversified across 26 industries ◦ 89.6% first lien debt, 7.3% subordinated debt, 3.1% equity • Average portfolio company size of 0.4% with the top 10 portfolio companies comprising only 13.2% of the portfolio • Investments in nine portfolio companies on non-accrual representing 1.5% (at fair value) • Weighted average internal risk rating of 4.36 Balance sheet & liquidity • $2.0B in total assets as of June 30, 2026 • $324M liquidity comprised of cash, cash equivalents and debt capacity7 • 1.29x debt-to-equity ratio (1.23x net debt-to-equity)8 Subsequent events • Declared a third quarter regular distribution of $0.36 per share and a supplemental distribution of $0.02 per share to shareholders of record as of September 30, 2026 • Redeemed CLO-III in full at par on July 7, 2026, with an aggregate principal balance of $297.9M9 • Formed an unconsolidated joint venture (“JV”) with an unaffiliated institutional investor (the "JV Partner"). The Company and the JV Partner committed up to $92.8M (87.5%) and $13.3M (12.5%), respectively ◦ On July 9, 2026, the JV acquired a portfolio of $148.9M of first lien loans from the Company • Issued an additional $100M of the 2030 Notes on July 10, 2026, with our parent company TIAA purchasing 100% of the Notes • Giving effect to the CLO-III redemption and the $100M additional issuance of 2030 Notes, unsecured notes represent 41%10 of the Company’s outstanding debt as of June 30, 2026 on a pro forma basis

Past performance is not a guarantee of future results. See endnotes for additional information. 4Nuveen Churchill Direct Lending Corp. | Nuveen Churchill Direct Lending Corp. Overview (NYSE: NCDL) Scaled, publicly-traded business development company with well-diversified, defensively constructed private equity sponsor backed senior loan-focused portfolio 5.2x $77M 2.5x 9.4% 8.9% Portfolio Company Net Leverage3 Weighted Average Portfolio Company EBITDA4 Interest Coverage Ratio on First Lien Debt5 Weighted Average Asset Yield (FV)6 2Q'26 Distribution Yield7 $1.9B 244 100% 90% 86% Investment Portfolio (FV)1 Portfolio Companies Private Equity Sponsor Backed First Lien Debt Debt Investments w. Financial Covenants2 EBITDA $77M (vs. $76M in PQ) • Immaterial decrease from the PQ • Interest Coverage 2.5x (2.3x) • Flat from PQ WAVG Asset Yield FV Debt Investment (PQ 10%) WAVG Asset Yield Cost Row Labels (PQ 9.31% ) • TMM spreads flat (4.7% origination) • Rates down (Based on SOFR) (3.98% from 4.29%) Distribution Yield 8.9% (9.3%) - annualization function + lower NAV base Net Leverage 5.2x (4.9x) • Flat QovQ PQ for SV Reference • Portfolio remains approximately $2.0B at fair value, now spread across 236 portfolio companies versus 227 last quarter ◦ continued portfolio diversification. • First lien concentration held steady at approximately 90%, maintaining the defensive posture of the portfolio. • Weighted average asset yield (at fair value) edged down to 9.5% from 9.6% in 4Q'25. • Portfolio company net leverage ticked up slightly to 5.1x from 5.0x, and weighted average EBITDA increased marginally to $76M from $75M — underlying portfolio company fundamentals remain broadly stable. • Interest coverage ratio on first lien debt held at 2.3x, unchanged from 4Q'25 positive stability signal. • Distribution yield is now 9.3%, down from 10.1% last quarter, reflecting the reduced total distribution of $0.40 versus $0.45. • The 87% financial covenant coverage on debt investments is unchanged 25 ’Q 4 25 ’Q 4

Past performance is not a guarantee of future results. See endnotes for additional information. 5Nuveen Churchill Direct Lending Corp. | Financial Highlights As of Date and For the Three Months Ended (Dollar amounts in thousands, except per share data) Jun 30, 2026 Mar 31, 2026 Dec 31, 2025 Sep 30, 2025 Jun 30, 2025 Net Investment Income1 $0.41 $0.41 $0.44 $0.43 $0.46 Net Realized and Unrealized Gains (Losses)1 (0.34) (0.23) (0.12) (0.05) (0.14) Net Increase (Decrease) in Net Assets from Operations1 0.07 0.18 0.32 0.38 0.32 Net Asset Value $17.19 $17.50 $17.72 $17.85 $17.92 Regular Distributions $0.36 $0.36 $0.45 $0.45 $0.45 Supplemental Distributions2 0.02 0.04 — — — Total Distributions $0.38 $0.40 $0.45 $0.45 $0.45 Regular Distribution Yield3 8.4% 8.3% 10.1% 10.0% 10.1% Supplemental Distribution Yield2 0.5% 0.9% —% —% —% Total Distribution Yield4 8.9% 9.3% 10.1% 10.0% 10.1% Total Debt5 $1,093,517 $1,139,425 $1,114,119 $1,104,812 $1,114,784 Net Assets $848,965 $864,112 $875,180 $881,485 $887,740 Debt-to-Equity at Quarter-End 1.29x 1.32x 1.27x 1.25x 1.26x Net Debt-to-Equity at Quarter-End6 1.23x 1.26x 1.20x 1.20x 1.21x Annualized ROE (on Net Investment Income)7 9.6% 9.4% 9.8% 9.6% 10.3% Annualized ROE (on Net Income)8 1.7% 4.1% 7.2% 8.4% 7.2% • NII per share has declined from $0.53 in 1Q'25 to $0.41 in 1Q'26, a full-year decline of approximately 23%, driven largely by lower base rates (SOFR) and portfolio yield compression. • The introduction of the supplemental distribution structure this quarter ($0.04 supplemental + $0.36 regular = $0.40 total) • Total distribution yield of 9.3% compares to 10.1% in 4Q'25 — the decline is directly tied to the lower total distribution amount. • Total debt increased to $1.139B from $1.114B — modest increase in borrowings consistent with the net funded investment activity turning positive this quarter ($20.3M net funded vs. $(3.9M) in 4Q'25). • NAV per share has declined in each of the last five reported quarters — from $18.18 at 12/31/2024 to $17.50 at 3/31/2026, a cumulative decline of $0.68 per share or approximately 3.7%. • Annualized ROE on net income at 4.1% is the lowest in the trailing five- quarter period shown — largely a reflection of the elevated unrealized depreciation this quarter.

Past performance is not a guarantee of future results. See endnotes for additional information. 6Nuveen Churchill Direct Lending Corp. | For the Three Months Ended (Dollar amounts in thousands) Jun 30, 2026 Mar 31, 2026 Dec 31, 2025 Sep 30, 2025 Jun 30, 2025 Investment Activity at Par: New Gross Commitments at Par $12,081 $82,876 $59,372 $29,236 $47,698 Investment Fundings1 $24,818 $85,359 $80,384 $36,275 $81,061 Investments Sold or Repaid1 $(67,480) $(65,015) $(84,326) $(61,323) $(162,202) Net Funded (Repaid) Investment Activity $(42,662) $20,344 $(3,942) $(25,048) $(81,141) Gross Commitments at Par: First-Lien Debt $5,937 $70,168 $47,538 $22,100 $45,224 Subordinated Debt2 $1,372 $2,144 $5,867 $3,072 $100 Equity Investments $4,772 $10,564 $5,967 $4,064 $2,374 Gross Commitments at Par3 $12,081 $82,876 $59,372 $29,236 $47,698 Asset Mix - Gross Commitments at Par: First-Lien Debt 49.1% 84.7% 80.1% 75.6% 94.8% Subordinated Debt 11.4% 2.6% 9.9% 10.5% 0.2% Equity Investments 39.5% 12.7% 10.1% 13.9% 5.0% New Investment Activity - Selected Metrics: Number of New Investments 15 22 24 10 20 Weighted Average Annual Interest Rate on new debt and income producing investments at par4 9.2% 8.5% 8.8% 9.2% 9.1% Quarterly Investment Activity Net Funded Investment Activity New Gross Commitments at Par • Quarterly activity which includes par activity of: ◦ incrementals to existing portfolio companies ◦ originations of new portfolio companies Net Investments Funded • Reflects cash activity of: ◦ Incrementals to existing portfolio companies (2.5 million) ◦ Originations of new portfolio companies (57 million) Investments Sold or Repaid Reflects cash activity of: ◦ Sales (2.3 million) - Equity Perennial / Full Paydowns (74 million) ◦ Partial Paydowns (9million) ◦ Total: 84.3M Net Funded (Funded + Sold/Repaid): ( 4 million) New Investment Activity – Selected Metrics Number of New Investments is defined as Number of incremental deals & new origination deals Expected Weighted Average Interest Rate Population includes all new investments Calculation includes WAVG Par utilizing Spread + SOFR for floating & Coupon for fixed Does not incorporate OID TOTAL - 9.2% TMM - 8.99% UMM - 11.18% (Spartech) PEJC - 12.00% • New gross commitments rebounded meaningfully to $82.9M in 1Q'26 from $59.4M in 4Q'25 and the $29.2M trough in 3Q'25 — a positive directional signal for origination momentum. • Net funded investment activity turned positive at $20.3M this quarter, reversing three consecutive quarters of net negative activity. This reflects both the higher origination volume and lower repayments of $65.0M versus $84.3M in 4Q'25. • First lien debt represented 84.7% of new gross commitments, up from 80.1% in 4Q'25 — continued prioritization of senior secured lending . • Equity investment commitments as a percentage of new commitments were 12.7%, up from 10.1% last quarter — worth monitoring as equity represents a higher risk layer of the capital structure. • The weighted average interest rate on new investments ticked down again to 8.5% from 8.8% in 4Q'25, consistent with the rate environment (SOFR was 3.68% at 3/31/2026 vs. 3.65% at 12/31/2025).

Past performance is not a guarantee of future results. See endnotes for additional information. 7Nuveen Churchill Direct Lending Corp. | As of June 30, 2026 the Company’s net asset value per share was $17.19 $17.50 $0.41 $(0.36) $(0.02) $(0.34) $17.19 NAV March 31, 2026 Net investment income Regular distributions from income Supplemental distributions from income Net realized and unrealized gain (loss) NAV June 30, 2026 Net Asset Value Per Share 32 2 Net Investment Income Per Share (Net Investment Income Per Share ($0.41) • Calculated based on WAVG shares outstanding throughout quarter • Investment Income decreased ~ (8) percent QoQ ◦ WAVG Yield, at Cost, decreased to 9.3% from 9.3% at Debt Investment QoQ. ◦ Investment Balance flat (Funded debt down 4.4MM QoQ ( $1.9B O/S from $2.0B O/S • Expenses decreased (8.0)% QoQ primarily driven by decrease in interest and debt financing expenses and incentive fees (due to cap) Regular distribution Per Share ($0.45) • Target distribution of $0.45 hit • Undistributed spillover distributable income of ~ $.29 per share (~$14mil) ◦ Investment Balance flat (Funded debt down 4.4MM QoQ ( $1.9B O/S from $2.0B O/S). Net Income Per Share ($0.07) • Calculated based on WAVG shares outstanding throughout 4Q’25 • Net Investment Income per share of $0.41 • Net realized and unrealized per share $(0.34) ◦ Notable U/R Losses ▪ Spartech ($1.6M /$.03/share) ▪ Covercraft ($1.1M /$.02/share) ▪ Other Watchlist & Management Notice names ($3.0M / $.06/share) [Spartech and Covercraft excluded] ◦ Realized Gains & Losses ▪ $(11.26) Realized gain three months ended - primarily due to Perennial Service Group NAV Per Share ($17.19) • Calculated based on shares outstanding as of quarter-end • Decrease mainly due to decrease in valuations Annual ROE on NII (9.6%) Annual ROE on NI (1.7%) • Calculated based on shares outstanding as of 06/30 3 2Q'26: $0.38 total dividend (8.9% dividend yield1) • Net Investment Income Per Share (Net Investment Income Per Share ($0.41) • Calculated based on WAVG shares outstanding throughout quarter • Investment Income decreased ~ (8) percent QoQ ◦ WAVG Yield, at Cost, decreased to 9.3% from 9.3% at Debt Investment QoQ. ◦ Investment Balance flat (Funded debt up 20MM QoQ ( $1.9B O/S from $2.0B O/S • Expenses decreased (8.0)% QoQ primarily driven by decrease in incentive fees (due to cap)

Past performance is not a guarantee of future results. See endnotes for additional information. 8Nuveen Churchill Direct Lending Corp. | Dividend History D is tri bu tio n pe r S ha re D istribution Yield $0.45 $0.45 $0.45 $0.36 $0.36 $0.04 $0.02 10.1% 10.0% 10.1% 8.3% 8.4% 9.3% 8.9% Regular distribution per share ($) Supplemental distribution per share ($) Regular annualized distribution yield (%) Total annualized distribution yield (w. supplemental) (%) 2Q'25 3Q'25 4Q'25 1Q'26 2Q'26 $0.20 $0.30 $0.40 $0.50 $0.60 $0.70 $0.80 $0.90 $1.00 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% Declared 3Q’26 Distribution of $0.38 per Share • Regular distribution of $0.36 per share and supplemental distribution of $0.02 per share • Record date: September 30, 2026 • Payment date: October 27, 2026 21 . • Declared 2Q'26 distribution at $0.38 total ($0.36 regular + $0.02 supplemental) • The prior $0.45 per share regular distribution was increasingly in excess of NII, particularly as base rates declined. The restructured distribution framework reflects a more sustainable payout ratio aligned with current portfolio yields. • Re-aligning the divided to the policy we have been discussing since the time of IPO (Regular Base + Supplemental)

Past performance is not a guarantee of future results. See endnotes for additional information. 9Nuveen Churchill Direct Lending Corp. | As of Date (Dollar amounts in thousands, unless otherwise noted) Jun 30, 2026 Mar 31, 2026 Dec 31, 2025 Sep 30, 2025 Jun 30, 2025 Portfolio Highlights Investments, at Fair Value1 $1,918,917 $1,975,862 $1,962,449 $1,967,882 $1,992,804 Number of Portfolio Companies 244 236 227 213 207 Average Position Size, at Fair Value ($) $7,864 $8,372 $8,645 $9,239 $9,627 Average Position Size, at Fair Value (%) 0.4% 0.4% 0.4% 0.5% 0.5% PIK Income as % of Total Investment Income 5.4% 6.7% 5.7% 4.6% 4.3% Portfolio Composition, at Fair Value First-Lien Debt Investments 89.6% 89.7% 89.5% 89.8% 90.0% Subordinated Debt Investments 7.3% 7.5% 8.2% 8.1% 8.0% Equity Investments 3.1% 2.8% 2.3% 2.1% 2.0% Loans by Interest Rate Type, at Fair Value % Floating Rate Debt Investments 94.2% 94.0% 94.1% 94.2% 94.3% % Fixed Rate Debt Investments 5.8% 6.0% 5.9% 5.8% 5.7% Asset Level Yields Weighted Average Yield on Debt and Income Producing Investments, at Cost2 9.3% 9.3% 9.5% 9.9% 10.1% Weighted Average Yield on Debt and Income Producing Investments, at Fair Value2 9.4% 9.5% 9.6% 10.0% 10.2% Portfolio Highlights Portfolio Highlights • Investment fair value decreased by $5.4M ◦ Refer to the activity summarized on Quarterly Investment Activity ◦ MtoM WAVG Valuation decreased by 25 bps. Portfolio Composition • Breakdown based on fair value • Average position size down to 0.4% at fair value (due to smaller participation holds in NCDL & (less so) decrease in fair values • In line with target at 90 / 8 /2. Asset Level Yields • Decrease largely driven by SOFR (3.98% from 4.29%) • Portfolio fair value grew modestly to $1.976B from $1.962B in 4Q'25 — the first quarter of portfolio growth after four consecutive quarters of decline since 1Q'25's peak of $2.078B. • Number of portfolio companies grew to 236 from 227, contributing to further diversification and a lower average position size of $8.4M (vs. $8.6M in 4Q'25). • PIK income as a percentage of total investment income increased to 6.7% from 5.7% in 4Q'25 • Portfolio yield at fair value compressed slightly to 9.5% from 9.6% • First lien debt composition increased marginally to 89.7% from 89.5%, while subordinated debt declined to 7.5% from 8.2%

Past performance is not a guarantee of future results. See endnotes for additional information. 10Nuveen Churchill Direct Lending Corp. | Vo lu m e ($ M illi on s) S pread / Interest R ate / C oupon (% ) $48M $29M $59M $83M $12M 4.8% 4.7% 4.7% 4.7% 4.8% 12.0% 13.0% 13.0% 10.3% 12.3% 9.1% 8.6% 8.4% 8.4% 8.5% Volume ($ Millions) # of investments Weighted Avg. Spread (%) Weighted Avg. Coupon (%) Interest rate on floating rate investments (%) 2Q'25 3Q'25 4Q'25 1Q'26 2Q'26 $0M $100M $200M $300M 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% • Closed 11 new investments and 4 add-on investments totaling $12M1 • 4.8%2 weighted average spread of new floating rate debt investments • 12.3%3 weighted average coupon of new fixed rate debt investments 2Q'26 Investment Activity 4 Investment Activity (QoQ) 10 22 24 15 20 • Origination volume recovered to $83M in 1Q'26 from the recent low of $29M in 3Q'25 • The 4.7% weighted average spread on new floating rate investments has been stable over the trailing five quarters ◦ disciplined pricing even as market conditions evolve • The weighted average coupon on new fixed rate investments was 10.3%, a notable step down from 13.0% note this is a very small sample size (and driven by Anne Arundel 1L PIK 4.71% Fixed) • The all-in floating rate interest rate on new investments was 8.4% in 1Q'26, essentially flat with 4Q'25's 8.4% ◦ SOFR increase from 3.65% to 3.68%

Past performance is not a guarantee of future results. See endnotes for additional information. 11Nuveen Churchill Direct Lending Corp. | 94.2% 5.8% Floating rate debt investments % Fixed rate debt investments % 89.6% 7.3% 3.1% First lien debt Subordinated debt Equity ~90% First lien debt Portfolio Overview Portfolio composition by investment type Portfolio composition by interest rate type ~94% Floating rate debt Healthcare & Pharmaceuticals Services: Business Beverage, Food & Tobacco Construction & Building Capital Equipment Services: Consumer Environmental Industries High Tech Industries Banking, Finance, Insurance & Real Estate Containers, Packaging & Glass Other (16) 1 Portfolio composition by Moody’s industry 18.8% 16.0% 8.1% 7.2% 6.0% 4.9% 4.8% 4.3% 4.1% 4.1% 21.6% • Portfolio composition remains consistent with prior quarters: approximately ◦ 90% first lien debt ◦ 94% floating rate. • First lien debt is comprised ◦ 69.35% traditional first lien (4Q'25 68.27%) ◦ 30.65% unitranche (4Q'25 31.73%). • Industry diversification: ◦ Healthcare & Pharmaceuticals (18.1%) and Services: Business (17.3%) remain the two largest sectors, together representing approximately 35% of the portfolio

Past performance is not a guarantee of future results. See endnotes for additional information. 12Nuveen Churchill Direct Lending Corp. | Portfolio Overview - Diversification Top 10 represents 13.2% of investment portfolio Portfolio company Moody’s industry % of fair value S&S Truck Parts Automotive 1.6 % Firstcall Mechanical Group Capital Equipment 1.5 % Insulation Technology Group Energy: Electricity 1.5 % Good2Grow Containers, Packaging & Glass 1.4 % Kenco Transportation: Cargo 1.3 % Specialized Packaging Group (SPG) Containers, Packaging & Glass 1.3 % GHR Healthcare Healthcare & Pharmaceuticals 1.2 % Mobile Communications America Inc Telecommunications 1.2 % Leo Facilities Environmental Industries 1.1 % Gannett Fleming Construction & Building 1.1 % Others (234) Average portfolio company size of 0.4% with largest 10 portfolio companies comprising only 13.2% of the portfolio (at fair value) • The top 10 portfolio companies represent 13.2% of the portfolio, essentially unchanged from 13.1% in 4Q'25 • One change in the top 10 list compared to 4Q'25: Gannett Fleming (Construction & Building, 1.1%) dropped out and Leo Facilities (Environmental Industries, 1.1%) entered • Firstcall Mechanical Group moved up from 6th to 2nd place at 1.5%, overtaking several names, while Specialized Packaging Group (SPG) dropped from 1.3% to 1.2% . • S&S Truck Parts remains the largest single position at 1.6% of fair value — unchanged from 4Q'25.

Past performance is not a guarantee of future results. See endnotes for additional information. 13Nuveen Churchill Direct Lending Corp. | Net interest margin of 369 bps1 as of the quarter ended June 30, 2026 Net Interest Margin 6.2% 6.0% 6.2% 6.6% 6.5% 6.5% 6.8% 6.7% 6.7% 7.9% 9.6% 10.6% 11.0% 11.4% 11.6% 11.7%11.6% 11.3% 10.9% 10.3% 10.1% 10.1% 9.9% 9.5% 9.3% 9.3% 4.1% 3.1% 2.8% 2.7% 3.8% 3.2% 2.7% 2.9% 2.7% 3.0% 4.5% 6.0% 6.8% 7.2% 7.5% 7.4% 7.7% 7.7% 7.7% 7.2% 6.6% 6.6% 6.6% 6.2% 5.9% 5.7% 3.6% 4.6% 4.9% 5.3% 5.4% 5.3% 5.3% 5.3% 4.6% 4.3% 4.3% 4.3% 4.0% 3.7% 3.7% 3.7% 6.3% 6.3% 6.3% 6.7% 6.5% 6.5% 6.8% 6.7% 6.8% 8.0% 9.8% 10.9% 11.4% 11.7% 11.9% 11.9% 11.7% 11.4% 10.9% 10.4% 10.2% 10.2%10.0% 9.6% 9.5% 9.4% 1.5% 0.6% 0.3% 0.2% 0.2% 0.2% 0.1% 0.2% 0.5% 1.5% 3.0% 4.5% 4.9% 5.4% Weighted avg. yield on debt and income producing investments, at cost Avg. cost of debt 3 Month term secured overnight financing rate ("SOFR") Weighted avg. yield on debt and income producing investments, at fair value 3 Month London interbank offered rate ("LIBOR") Q1'20 Q2'20 Q3'20 Q4'20 Q1'21 Q2'21 Q3'21 Q4'21 Q1'22 Q2'22 Q3'22 Q4'22 Q1'23 Q2'23 Q3'23 Q4’23 Q1’24 Q2’24 Q3’24 Q4’24 Q1’25 Q2’25 Q3’25 Q4'25 Q1'26 Q2'26 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 2 • Net interest margin improved to 356 bps as of the trailing twelve months ended 1Q'26, up from 336 bps as of year-end 2025 • The weighted average yield on investments at fair value declined (9.5% in 1Q'26 vs. 9.6% in 4Q'25) • The average cost of debt declined to 3.7% in 1Q'26 — same level as 4Q'25 — though the CLO-II refinancing benefit should become more visible in subsequent quarters. ◦ (EXCLUDING 1 time hit of potential CLO 3)

Past performance is not a guarantee of future results. See endnotes for additional information. 14Nuveen Churchill Direct Lending Corp. | Internal Risk Rating Portfolio risk ratings ($ thousands) Rating Definition Rating Definition 1 Performing – Superior 6 Watch List – Low Maintenance 2 Performing – High 7 Watch List – Medium Maintenance 3 Performing – Low Risk 8 Watch List – High Maintenance 4 Performing – Stable Risk (Initial Rating Assigned at Origination) 9 Watch List – Possible Loss 5 Performing – Management Notice 10 Watch List – Probable Loss June 30, 2026 March 31, 2026 December 31, 2025 September 30, 2025 Fair Value % of Portfolio # of Portfolio Companies Fair Value % of Portfolio # of Portfolio Companies Fair Value % of Portfolio # of Portfolio Companies Fair Value % of Portfolio # of Portfolio Companies 1 $ — — % — $ — — % — $ — — % — $ — — % — 2 — — — — — — — — — — — — 3 110,570 5.8 9 100,366 5.1 7 95,983 4.9 5 133,389 6.8 7 4 1,414,550 73.7 179 1,506,149 76.2 178 1,510,150 77.0 173 1,536,335 78.1 162 5 186,639 9.7 24 203,959 10.3 24 198,368 10.1 24 153,300 7.8 20 6 150,639 7.9 18 118,779 6.0 16 119,513 6.1 17 104,198 5.3 16 7 32,158 1.7 6 26,637 1.3 5 27,735 1.4 5 38,164 1.9 7 8 6,091 0.3 4 14,940 0.8 5 8,020 0.4 2 2,496 0.1 1 9 — — — — — — 2,680 0.1 1 — — — 10 18,270 0.9 4 5,032 0.3 1 — — — — — — Total $ 1,918,917 100.0% 244 $ 1,975,862 100.0% 236 $ 1,962,449 100.0% 227 $ 1,967,882 100.0% 213 WA Risk Rating 4.3 4.3 4.2 4.2 • Weighted average risk rating of 4.3 • Nine portfolio companies on non-accrual representing 1.5% (at fair value) and 2.7% (at cost) • Added investments in four portfolio companies to non-accrual status during 2Q'26 • Weighted average risk rating moved to 4.3 from 4.2 in 4Q'25 • Non-accrual investments increased to five companies at 0.6% of fair value (1.3% at cost) from four companies at 0.5% of fair value (1.2% at cost) — one new addition during the quarter. • Watch list exposure: 8.4% of the portfolio at fair value in 1Q'26, compared to approximately 8.0% in 4Q'25 • Refer to Cheat Sheet Breakdown for further detail; including industry

Past performance is not a guarantee of future results. See endnotes for additional information. 15Nuveen Churchill Direct Lending Corp. | Financing Overview C om m itt ed ($ M s) $300 $747 $325 Unsecured Notes CLOs Corporate Revolver 2026 2027 2028 2029 2030 and beyond $— $500 $1,000 $1,500 Key Highlights NCDL’s Investment Grade Ratings Stated Maturity BBB Stable Baa3 Stable Funding Source Debt Commitment Outstanding Par Amount Available Reinvestment Period Maturity Interest Rate Securitizations CLO-I $320.8 M $320.8 M N/A April 20, 2030 April 20, 2038 S + 1.43%1 CLO-II $213.0 M $213.0 M N/A January 20, 2031 January 20, 2039 S + 1.44%1 CLO-III $213.3 M $213.3 M N/A April 20, 2028 April 20, 2036 S + 2.11%1 Unsecured Notes 2030 Notes $300.0 M $300.0 M N/A N/A March 15, 2030 S + 2.30%2 Bank Facility Corporate Revolver 3 $325.0 M $46.5 M $278.5 M October 4, 2028 October 4, 2029 S + 2.00% Total / Weighted average $1,372.0M $1,093.5M $278.5M S + 1.86%4 • CLO-II refinancing: rate dropped from S+2.50% to S+1.44%, and the reinvestment period was extended from January 2028 to January 2031 ◦ Meaningful improvement in both cost and duration of the liability structure • Total weighted average cost of debt is now S+1.86% — represents a 17 basis point improvement from the S+2.03% reported in 4Q'25. • Total outstanding debt increased modestly to $1.139B from $1.114B, reflecting the positive net funded activity this quarter. The Corporate Revolver balance increased to $92M drawn from $66M. • Available liquidity stood at $283M ($233M revolver capacity + $50.4M cash), down from $321M in 4Q'25 — still ample • No near-term debt maturities remain a key structural advantage; the next maturity is the Corporate Revolver in October 2029. • Diversified funding profile including: collateralized loan obligations (CLOs), unsecured notes, and a revolving credit facility • Ample liquidity of $324M through cash & debt capacity; no near term debt maturities • Redeemed CLO-III on July 7, 2026, with an aggregate principal balance of $297.9M5 • Issued an additional $100M of the existing 2030 Notes on July 10, 2026, with our parent company TIAA purchasing 100% of the Notes ◦ In connection with the issuance, entered into an interest rate swap with a $100M notional, effective September 15, 2026 and maturing March 15, 2030, receiving a fixed rate of 6.65% and paying a floating rate of S + 2.55% • Giving effect to the CLO-III Redemption and the additional issuance of the 2030 Notes, the weighted average cost of debt was S+1.88%6 and unsecured notes represent 41%7 of the Company’s outstanding debt as of June 30, 2026 on a pro forma basis.

Quarterly Statements of Financial Condition

	As of Date				
(Amounts in thousands, except share and per share data)	**Jun 30, 2026**	**Mar 31, 2026**	**Dec 31, 2025**	**Sep 30, 2025**	**Jun 30, 2025**
Assets					
Investments, at fair value	$1,918,917	$1,975,862	$1,962,449	$1,967,882	$1,992,804
Cash & cash equivalents	45,756	50,400	62,482	46,333	44,008
Interest receivable	13,491	14,253	13,728	16,136	17,201
Derivative asset, at fair value	8,534	7,500	14,965	11,057	18,850
Receivable for investments sold	838	352	518	585	943
Other assets and prepaid expenses	409	331	327	413	590
Total assets	**$1,987,945**	**$2,048,698**	**$2,054,469**	**$2,042,405**	**$2,074,397**
Liabilities					
Debt, net of deferred financing costs and unamortized discount	$1,088,504	$1,137,789	$1,115,052	$1,105,673	$1,114,844
Payable for investments purchased	—	—	—	—	99
Interest payable	14,359	8,391	15,350	10,977	20,137
Incentive fees payable	646	1,535	2,809	3,293	2,826
Management fees payable	4,933	4,940	5,048	5,128	5,179
Collateral due to broker	9,190	7,000	14,750	10,410	18,570
Distributions payable	18,741	19,755	22,224	22,224	22,297
Directors' fees payable	142	142	156	156	156
Accounts payable and accrued expenses	2,465	5,035	3,899	3,059	2,548
Total liabilities	**$1,138,980**	**$1,184,587**	**$1,179,289**	**$1,160,920**	**$1,186,657**
Total net assets	**$848,965**	**$864,112**	**$875,180**	**$881,485**	**$887,740**
Total liabilities and net assets	**$1,987,945**	**$2,048,698**	**$2,054,469**	**$2,042,405**	**$2,074,397**
Net asset value per share	**$17.19**	**$17.50**	**$17.72**	**$17.85**	**$17.92**
Debt to equity at quarter-end	**1.29x**	**1.32x**	**1.27x**	**1.25x**	**1.26x**
Net debt to equity at quarter-end[8]	**1.23x**	**1.26x**	**1.20x**	**1.20x**	**1.21x**
Shares outstanding, end of period	**49,387,065**	**49,387,065**	**49,387,065**	**49,387,065**	**49,548,098**

Past performance is not a guarantee of future results. See endnotes for additional information.

Nuveen Churchill Direct Lending Corp. | 16

Quarterly Operating Results

	For the Three Months Ended				
(Amounts in thousands, except share and per share data)	**Jun 30, 2026**	**Mar 31, 2026**	**Dec 31, 2025**	**Sep 30, 2025**	**Jun 30, 2025**
Investment income					
Non-controlled/non-affiliated company investments:					
Interest income	$41,810	$42,862	$46,611	$48,227	$50,213
PIK income	2,391	3,122	2,870	2,369	2,264
Dividend income	—	—	—	286	116
Other income	129	274	554	224	539
Total investment income	**44,330**	**46,259**	**50,034**	**51,106**	**53,132**
Expenses					
Interest and debt financing expenses	16,565	17,749	17,947	19,206	20,105
Management fees	4,933	4,940	5,048	5,128	5,179
Incentive fees on net investment income	646	1,535	2,809	3,293	2,826
Professional fees	1,007	763	836	709	1,107
Directors' fees	142	162	156	156	156
Administrative fees	593	680	606	659	491
Other general and administrative expenses	223	386	802	569	411
Total expenses	**24,109**	**26,215**	**28,204**	**29,719**	**30,276**
Net expenses	**24,109**	**26,215**	**28,204**	**29,719**	**30,276**
Net investment income	**20,221**	**20,043**	**21,830**	**21,387**	**22,856**
Excise taxes	—	—	186	—	—
Net investment income after excise taxes	**20,221**	**20,043**	**21,644**	**21,387**	**22,856**
Realized and unrealized gain (loss) on investments:					
Net realized gain (loss) on non-controlled/non-affiliate company investments	(11,261)	(3,289)	2,065	1,521	(10,702)
Net change in unrealized appreciation (depreciation) on non-controlled/non-affiliate company investments	(6,046)	(7,813)	(7,514)	(4,245)	3,770
Income tax (provision) benefit	680	(255)	(276)	(4)	92
Total net change in unrealized appreciation (depreciation)	**(5,366)**	**(8,068)**	**(7,790)**	**(4,249)**	**3,862**
Total net realized and unrealized gain (loss) on investments	**(16,627)**	**(11,357)**	**(5,725)**	**(2,728)**	**(6,840)**
Net increase (decrease) in net assets resulting from operations	**$3,594**	**$8,686**	**$15,919**	**$18,659**	**$16,016**
Weighted average shares outstanding for the period	**49,387,065**	**49,387,065**	**49,387,065**	**49,403,696**	**50,183,714**

Past performance is not a guarantee of future results. See endnotes for additional information.

Nuveen Churchill Direct Lending Corp. | 17

Past performance is not a guarantee of future results. See endnotes for additional information. 18Nuveen Churchill Direct Lending Corp. | Our website www.NCDL.com Investor relations NCDL-IR@churchillam.com Contact Us

Past performance is not a guarantee of future results. See endnotes for additional information. Endnotes 19Nuveen Churchill Direct Lending Corp. | Note: All information is as of June 30, 2026, unless otherwise noted. Metrics presented are calculated based on fair value unless otherwise stated. Numbers may not sum due to rounding. Slide 3 2Q'26 Highlights 1 Per share net investment income (“NII”), net realized and unrealized gains (losses) on investments, and net increase (decrease) in net assets resulting from operations are derived from the weighted average shares outstanding during the period. Refer to the Quarterly Operating Results, page 17, for weighted average shares outstanding for the period. Certain prior period amounts have been reclassified to conform to the current period presentation. 2 Annualized return on equity (“ROE”) on net investment income is calculated based on quarterly NII divided by quarter- end net asset value (“NAV”). 3 Annualized ROE on net income is calculated based on the quarterly net increase (decrease) in net assets resulting from operations divided by quarter-end NAV. 4 Represents total investment portfolio at fair value. Total par value of debt investment commitments is $2.1B which includes $136.1M of unfunded debt investment commitments. 5 Weighted average asset yield on debt and income producing investments, at cost and fair value, where applicable. The weighted average asset yield of the Company’s debt and income producing investments is not the same as a return on investment for our shareholders, but rather relates to our investment portfolio and is calculated before the payment of fees and expenses of the Company and its subsidiaries. Actual yields over the life of each investment could differ materially from the yields presented. The weighted average asset yield was calculated using the effective interest rates as of quarter end, including accretion of original issue discount, but excluding investments on non-accrual. Weighted average asset yield inclusive of investments on non-accrual, at cost and fair value, as of June 30, 2026 were 9.03% and 9.27%, respectively. 6 Investments are assigned an initial internal risk rating of 4.0 at origination. 7 Represents the amount available under the revolving credit facility of $278.5M and cash and cash equivalents of $45.8M. 8 The net debt to equity ratio is net of cash and cash equivalents. 9 Represents total principal balance inclusive of accrued and unpaid interest. 10 Unsecured notes as a percentage of outstanding debt is calculated as the aggregate principal amount of the Company's unsecured notes outstanding, divided by the aggregate principal amount of the Company's total outstanding debt, in each case as of June 30, 2026 and after giving effect to the CLO-III redemption and the issuance of additional 2030 Notes on a pro forma basis. Slide 4: Nuveen Churchill Direct Lending Corp. Overview 1 Represents total investment portfolio at fair value. Total par value of debt investment commitments is $2.1B which includes $136.1M of unfunded debt investment commitments. 2 Represents the percentage of debt investments with one or more financial maintenance covenants. 3 Net leverage is the ratio of total debt minus cash divided by EBITDA, taking into account only the debt issued through the tranche in which the Company is a lender. Leverage is derived from the most recently available portfolio company financial statements, and weighted by the fair value of each investment as of June 30, 2026. Net leverage presented excludes equity investments as well as debt instruments to which the Company’s investment adviser has assigned an internal risk rating of 8 or higher, and any portfolio companies with net leverage of 15x or greater. 4 Weighted based on fair value of private debt investments as of June 30, 2026 for which fair value is determined in good faith by the Company’s investment adviser, as the valuation designee, subject to the oversight of the Company’s board of directors, and excludes quoted assets. Amounts are weighted based on fair value of each respective investment as of its most recent quarterly valuation, which are derived from the most recently available portfolio company financial statements. EBITDA is a non-GAAP financial measure. For a particular portfolio company, EBITDA is generally defined as net income before net interest expense, income tax expense, depreciation and amortization. EBITDA amounts are estimated from the most recent portfolio company financial statements, have not been independently verified by the Company and may reflect a normalized or adjusted amount. Accordingly, the Company makes no representation or warranty in respect of this information. 5 The interest coverage ratio calculation is derived from the most recently available portfolio company financial information received by the Company’s investment adviser, and is a weighted average based on the fair market value of each respective first lien loan investment as of its most recent reporting to lenders. Such reporting may include assumptions regarding the impact of interest rate hedges established by borrowers to reduce their exposure to floating interest rates (resulting in a reduced hedging rate being used for the total interest expense in respect of such hedges, rather than any higher rates applicable under the documentation for such loans), even if such hedging instruments are not pledged as collateral to lenders in respect of such loans and do not secure the loans themselves. The interest rate coverage ratio excludes junior capital investments and equity co-investments, and applies solely to traditional middle market first lien loans held by the Company, which also excludes any upper middle market or other first lien loan investments that do not have financial maintenance covenants, and first lien debt investments that the Company’s investment adviser has assigned an internal risk rating of ‘8’ or higher, as well as any portfolio companies with net senior leverage of 15x or greater. As a result of the foregoing exclusions, the interest coverage ratio shown herein applies to 74.47% of our total investments, and 83.11% of our total first lien loan investments, in each case based upon fair value as of June 30, 2026. 6 Weighted average asset yield on debt and income producing investments, at cost and fair value, where applicable. The weighted average asset yield of the Company’s debt and income producing investments is not the same as a return on investment for our shareholders, but rather relates to our investment portfolio and is calculated before the payment of fees and expenses of the Company and its subsidiaries. Actual yields over the life of each investment could differ materially from the yields presented. The weighted average asset yield was calculated using the effective interest rates as of quarter end, including accretion of original issue discount, but excluding investments on non-accrual. Weighted average asset yield inclusive of investments on non-accrual, at cost and fair value, as of June 30, 2026 were 9.03% and 9.27%, respectively. 7 Total Distribution Yield presented is the sum of the Regular Distribution per share and Supplemental Distribution per share (if any), annualized on a quarterly basis, plus Special Distributions (if any) per share. Special Distributions, other than those derived from NII, may be presented on a non-annualized basis.

Past performance is not a guarantee of future results. See endnotes for additional information. Endnotes 20Nuveen Churchill Direct Lending Corp. | Note: All information is as of June 30, 2026, unless otherwise noted. Metrics presented are calculated based on fair value unless otherwise stated. Numbers may not sum due to rounding. Slide 5: Financial Highlights 1 Per share net investment income (“NII”), net realized and unrealized gains (losses) on investments, and net increase (decrease) in net assets resulting from operations are derived from the weighted average shares outstanding during the period. Refer to the Quarterly Operating Results, page 17, for weighted average shares outstanding for the period. Certain prior period amounts have been reclassified to conform to the current period presentation. 2 Supplemental Distribution Yield is the supplemental distribution per share declared in respect of the quarter, divided by the NAV per share as of the respective quarter end, annualized. 3 Regular Distribution Yield is the regular distribution per share declared in respect of the quarter, divided by the NAV per share as of the respective quarter end, annualized. 4 Total Distribution Yield presented is the sum of the Regular Distribution per share and Supplemental Distribution per share (if any), annualized on a quarterly basis, plus Special Distributions (if any) per share. Special Distributions, other than those derived from NII, may be presented on a non-annualized basis. 5 Total debt outstanding represents the principal amount outstanding as of quarter end. 6 The net debt to equity ratio is net of cash and cash equivalents. 7 Annualized return on equity (“ROE”) on net investment income is calculated based on quarterly NII divided by quarter- end net asset value (“NAV”). 8 Annualized ROE on net income is calculated based on the quarterly net increase (decrease) in net assets resulting from operations divided by quarter-end NAV. Slide 6: Quarterly Investment Activity 1 Represents the total amount of cash activity for the purchase of investments and the proceeds from principal repayments and sales of investments. 2 Subordinated Debt is comprised of second lien term loans and/or second lien notes, mezzanine debt, and structured debt. See “Investments” in the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2026. 3 Gross commitments include unfunded investment commitments. 4 The weighted average interest rate is calculated using the effective interest rate for floating rate and fixed rate debt investments. The effective interest rate for floating rate investments utilizes the applicable margin plus the greater of the 3-Month base rate (SOFR), or base rate floor. SOFR as of June 30, 2026 was 3.73%. The effective interest rate for fixed rate debt investments utilizes the investment coupon. Slide 7: Net Asset Value Per Share 1 Total Distribution Yield presented is the sum of the Regular Distribution per share and Supplemental Distribution per share (if any), annualized on a quarterly basis, plus Special Distributions (if any) per share. Special Distributions, other than those derived from NII, may be presented on a non-annualized basis. 2 The per share data was derived by using the weighted average shares outstanding for the three months ended June 30, 2026. 3 The per share data for distributions reflects the actual amount of distributions declared for the three months ended June 30, 2026. Slide 8: Dividend History 1 Regular Distribution Yield is the regular distribution per share declared in respect of the quarter, divided by the NAV per share as of the respective quarter end, annualized. 2 Total Distribution Yield presented is the sum of the Regular Distribution per share and Supplemental Distribution per share (if any), annualized on a quarterly basis, plus Special Distributions (if any) per share. Special Distributions, other than those derived from NII, may be presented on a non-annualized basis. Slide 9: Portfolio Highlights 1 Represents total investment portfolio at fair value. Total par value of debt investment commitments is $2.1B which includes $136.1M of unfunded debt investment commitments. 2 Weighted average asset yield on debt and income producing investments, at cost and fair value, where applicable. The weighted average asset yield of the Company’s debt and income producing investments is not the same as a return on investment for our shareholders, but rather relates to our investment portfolio and is calculated before the payment of fees and expenses of the Company and its subsidiaries. Actual yields over the life of each investment could differ materially from the yields presented. The weighted average asset yield was calculated using the effective interest rates as of quarter end, including accretion of original issue discount, but excluding investments on non-accrual. Weighted average asset yield inclusive of investments on non-accrual, at cost and fair value, as of June 30, 2026 were 9.03% and 9.27%, respectively. Slide 10: Investment Activity 1 New investments reported at par excludes draws on existing unfunded investment commitments and partial paydowns. 2 Weighted average spread is calculated based off of par amount. 3 Weighted average coupon is calculated based off of par amount. 4 Interest rate utilizes the average spread plus the greater of 3-Month base rate (i.e. SOFR), or base rate floor, if applicable for each respective transaction. SOFR as of 2Q'25, 3Q'25, 4Q'25, 1Q'26, and 2Q'26 was 4.29%; 3.98%, 3.65%, 3.68%, and 3.73%.

Past performance is not a guarantee of future results. See endnotes for additional information. Endnotes 21Nuveen Churchill Direct Lending Corp. | Note: All information is as of June 30, 2026, unless otherwise noted. Metrics presented are calculated based on fair value unless otherwise stated. Numbers may not sum due to rounding. Slide 11: Portfolio Overview 1 First lien debt is comprised of 68.68% traditional first lien positions and 31.32% unitranche positions. Slide 13: Net Interest Margin 1 Net Interest Margin is calculated based on the weighted average yield on debt and income producing investments at fair value minus average cost of debt. 2 Average cost of debt is calculated as actual amount of expenses incurred on debt obligations including interest expense, unused fees (if any), and the effect of the interest rate swap relating to the 2030 Notes, divided by daily average of total debt obligations. Slide 15: Financing Overview 1 Interest rates represent the weighted average spread over 3-month SOFR for the various floating rate tranches of issued notes within the CLO vehicles. 2 In connection with the 2030 Notes offerings, the Company entered into an interest rate swap to continue to align the interest rates of our liabilities with our investment portfolio, which consists of predominately floating rate loans. The interest rate gives effect to the interest rate swap relating to the 2030 Notes. See "Derivatives" in the Company's quarterly report on Form 10-Q for the quarter ended June 30, 2026. 3 Refer to “Borrowings” in the Company's quarterly report on Form 10-Q for the quarter ended June 30, 2026. 4 Financing facility pricing spread is based on total commitment amount. SOFR base rate tenors may differ between financing sources. 5 Represents total principal balance inclusive of accrued and unpaid interest. 6 Pro forma weighted average cost of debt is calculated as the weighted average interest rate on the Company's outstanding debt as of June 30, 2026, after giving effect to (i) the redemption of the CLO-III notes (the "CLO-III Redemption") and (ii) the additional issuance of the Company's existing 2030 Notes, as if each transaction had occurred on June 30, 2026. The calculation weights the stated interest rate of each debt instrument by its principal amount outstanding on a pro forma basis and excludes the amortization of debt issuance costs, original issue discount, and other non-interest financing costs. 7 Unsecured notes as a percentage of outstanding debt is calculated as the aggregate principal amount of the Company's unsecured notes outstanding, divided by the aggregate principal amount of the Company's total outstanding debt, in each case as of June 30, 2026 and after giving effect to the CLO-III redemption and the issuance of additional 2030 Notes on a pro forma basis. 5814211